SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2003

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-11750	74-1668471
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1212 No. Hercules Avenue, Clearwater, Florida	33765
(Address of principal executive offices)	(Zip Code)

(727) 461-3000

(Registrant’s telephone number, including Area Code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On June 3, 2003, Aerosonic Corporation issued a press release disclosing, among other things, that it has received from the Securities and Exchange Commission notice of a formal order of a non-public investigation in connection with the accounting issues that the Company reported in its press releases of March 17 and May 22, 2003. A copy of the press release is being filed as Exhibit 99.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit 99.1    Press Release, dated June 3, 2003, of Aerosonic Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION

By:	/S/ DAVID A. BALDINI David A. Baldini President & Chief Executive Officer

Dated: June 4, 2003

EXHIBITS INDEX

Exhibit No.	Description
99.1	Press Release, dated June 3, 2003, of Aerosonic Corporation